UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

On January 9, 2008, uBid.com Holdings, Inc. (the “Company”) issued a press release announcing that Lee T. Olsen will become the Company’s Chief Operating Officer effective January 2, 2008.

As Chief Operating Officer, Mr. Olsen shall receive an initial base salary of $240,000 per year, beginning on January 2, 2008. In addition, the Company granted Mr. Olsen an option under the Company’s 2005 Equity Incentive Plan to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $0.80 per share.

    From 2004 to 2007, Mr. Olsen, age 56, was the founder and President of The Fixit Team, a home repair and renovation service. From 1997 to 2004, he was a founding partner and board member of Blue Car Partners, a business management and development company. Mr. Olsen is a recognized authority on international e-business and was self-employed as a public speaker and panelist and managed the eBusiness studies for several international clients from 1989 to 2003. Mr. Olsen held several management positions with IBM from 1975 to 1997.

There are no arrangements or understandings between Mr. Olsen and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. There are no transactions to which the Company is a party and in which Mr. Olsen has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Olsen has not previously held any position at the Company and does not have family relations with any directors or executive officers of the Company.

The Company issued a press release relating to the appointment of Mr. Olsen described above. This press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release dated January 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2008

UBID.COM HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
January 9, 2008	000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated January 9, 2008